Exhibit A

The undersigned hereby agree that the statement on Schedule 13D to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

April 1, 2016	VIVO VENTURES VI, LLC

	By:	/s/ Frank Kung
Frank Kung
Managing Member

VIVO VENTURES FUND VI, L.P.

By: Vivo Ventures VI, LLC
Its: General Partner

	By:	/s/ Frank Kung
Frank Kung
Managing Member

VIVO VENTURES VI AFFILIATES FUND, L.P.

By: Vivo Ventures VI, LLC
Its: General Partner

	By:	/s/ Frank Kung
Frank Kung
Managing Member